Exhibit 99.1

AMENDMENT NUMBER FIVE TO EMPLOYMENT LETTER

This amendment (the “Amendment”) to the Employment Letter (the “Employment Letter”) entered into as of November 28, 2007 and amended as of December 4, 2008, May 7, 2009, October 30, 2009 and January 20, 2012 between EMC Corporation (“EMC”) and Joseph M. Tucci (the “Executive”), is made as of September 5, 2012.

WHEREAS, EMC and the Executive desire to extend the Executive's service through at least February 2015.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	All references to December 31, 2013 are hereby amended and restated in their entirety to reference February 28, 2015.

2.	This Amendment shall be effective as of the date hereof.

3.	This Amendment may be executed in counterparts, each of which shall be an original and all of which shall constitute the same document.

4.	Except as modified by this Amendment, the Employment Letter is hereby confirmed in all respects.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date and the year set forth above.

EMC CORPORATION

/s/ David N. Strohm
David N. Strohm
Lead Director

EXECUTIVE

/s/ Joseph M. Tucci
Joseph M. Tucci